Exhibit 99.1

International Headquarters

4787 Levy Street

Montreal, Quebec, H4R 2P9

Phone: 514.744.6792

Fax: 514.744.6272

Contact Information:

Laurie W. Little

949-461-6002

laurie.little@valeant.com

VALEANT PHARMACEUTICALS REPORTS

2012 THIRD QUARTER FINANCIAL RESULTS

•	2012 Third Quarter Total Revenue $884 million

•	Organic growth (same store sales) was approximately 14%

•	Pro forma organic growth was approximately 12%

•	2012 Third Quarter GAAP EPS $0.02; Cash EPS $1.15

•	2012 Third Quarter GAAP Cash Flow from Operations was $167 million; Adjusted Cash Flow from Operations was $241 million

•	Updated Guidance for 2012:

•	Narrowing Cash EPS guidance for the fourth quarter to $1.30 to $1.35, which excludes new interest expense of $0.12 from $2.75 billion Medicis related financing

•	Previous Guidance for the fourth quarter was $1.25 to $1.45 Cash EPS

•	Lowering Adjusted Cash Flow from Operations from greater than $1.4 billion to $1.2 to $1.3 billion due to the increased investment in working capital

Montreal, Quebec — November 2, 2012 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) announces third quarter financial results for 2012.

“The third quarter results again demonstrate our ability to deliver strong growth and profitability,” said J. Michael Pearson, chairman and chief executive officer. “We are very pleased with the third quarter’s double-digit organic growth and record Cash EPS. Our U.S. Dermatology business had an outstanding quarter, the trends in our U.S. Neurology and Other business are clearly improving, and our businesses outside the U.S. continue to perform strongly. This continued strength in our base business, coupled with the potential approval of efinaconazole (IDP-108) and the pending acquisition of Medicis, should provide us with a solid foundation to deliver strong continued growth in 2013 and beyond.”

Business Performance

Valeant’s business continued to perform well in the third quarter of 2012 with all businesses achieving results within or above expectations. Same store organic growth was approximately 14% and pro forma organic growth was approximately 12% for the third quarter of 2012 (See Table 6). Total revenue was $884.1 million in the third quarter of 2012, as compared to $600.6 million in the third quarter of 2011, an increase of 47%. Product sales were $856.9 million in the third quarter of 2012, as compared to $570.4 million in the year-ago quarter, an increase of 50%.

Valeant’s base business also continued to deliver strong organic growth. Particularly positive was Valeant’s U.S. Dermatology business, which continued its exceptional growth performance in the third quarter. Key contributors to organic growth included Zovirax®, Elidel®, Retin-A Micro®, Acanya® and CeraVe®.

Our U.S. Neurology and Other portfolio declined slightly in the quarter, but the rate of decline improved significantly, reflecting the diminishing impact of the year over year negative impact from generic competitors of Wellbutrin XL®, Ultram® ER and Cardizem® CD. Excluding these products, the remaining U.S. Neurology and Other segment increased 9% (same store sales), as compared to the third quarter of 2011. We expect that this segment will return to positive organic growth in 2013.

The Canadian and Australian segment delivered negative organic growth this quarter, as expected, due to the rapid genericization of Cesamet® in Canada that began in March 2012. Excluding Cesamet, the Canadian and Australian segment delivered 12% organic growth (same store sales).

Finally, our Emerging Markets segment provided pro forma organic growth of 9%, primarily driven by our operations in Latin America and South East Asia/South Africa. While overall market rates in Central and Eastern Europe slowed, our European operations significantly outperformed and delivered organic growth levels well above the market.

Financial Performance

The Company reported net income of $7.6 million for the third quarter of 2012, or $0.02 per diluted share. On a Cash EPS basis, adjusted income was $357.5 million, or $1.15 per diluted share.

GAAP cash flow from operations was $166.8 million in the third quarter of 2012, and adjusted cash flow from operations was $241.2 million. Cash flow was negatively impacted by an increase in accounts receivable principally due to sequential revenue growth as compared to the second quarter, and the strong seasonal sales in the month of September, primarily in U.S. Dermatology and Europe; the Wellbutrin XL litigation settlement costs of $37.7 million; and restructuring charges from our acquisitions.

The Company’s cost of goods sold (COGS) was $219.7 million in the third quarter of 2012. After backing out the fair value adjustment to inventory, amortization expense and other items related to acquisitions of $20.0 million, COGS represented 23% of product sales. COGS for the third quarter of 2012 were positively impacted by the strong growth in our U.S. Dermatology segment which has a lower COGS profile than other segments.

Selling, General and Administrative expenses were $188.7 million in the third quarter of 2012, which includes a $9.1 million step-up in stock based compensation expenses related to the acquisition of Legacy Valeant. Excluding the step-up in stock based compensation, SG&A was approximately 20% of revenue. Research and Development expenses were $19.2 million in the third quarter of 2012, or approximately 2% of revenue.

2012 Guidance

The Company is updating previous 2012 Guidance from $4.55 to $4.75 Cash EPS, or $1.25 to $1.45 Cash EPS for the fourth quarter 2012, to $4.60 — $4.65 Cash EPS, or $1.30 to $1.35 Cash EPS for the fourth quarter of 2012, which excludes the interest expense of $0.12 Cash EPS from the $2.75 billion Medicis related financing. Valeant is lowering 2012 adjusted cash flow from operations expectations from greater than $1.4 billion to $1.2 to $1.3 billion due to increased investment in working capital associated with the growth in emerging markets, asset deals which require an investment in working capital post-closing, and plant consolidations including the closing of the Bourdon facility in Canada and the exiting of a legacy Valeant contract manufacturer in Puerto Rico. Valeant is maintaining prior guidance of total revenue in the range of $3.4 to $3.6 billion.

Conference Call and Webcast Information

The Company will host a conference call and a live Internet webcast along with a slide presentation today at 8:00 a.m. ET (5:00 a.m. PT), November 2, 2012 to discuss its third quarter financial results for 2012. The dial-in number to participate on this call is (877) 281-0402, confirmation code 39252322. International callers should dial (631) 813-4869, confirmation code 39252322. A replay will be available approximately two hours following the conclusion of the conference call through November 9, 2012 and can be accessed by dialing (855) 859-2056, or (404) 537-3406, confirmation code 39252322. The live webcast of the conference call may be accessed through the investor relations section of the Company’s corporate website at www.valeant.com.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

Forward-looking Statements

This press release may contain forward-looking statements, including, but not limited to, statements regarding the closing of the Medicis acquisitions, the approval of efinaconazole (IDP-108), future results and performance and financial guidance, including expected revenue and adjusted cash flow from operations and anticipated Cash EPS for 2012 and the fourth quarter of 2012. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target”, or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company’s most recent annual or quarterly report and detailed from time to time in Valeant’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

Note on Guidance

The guidance contained in this press release is only effective as of the date given, November 2, 2012, and will not be updated or confirmed until the Company publicly announces updated or affirmed guidance.

Non-GAAP Information

To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & pp&e step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, acquisition-related and other costs, acquired in-process research and development (“IPR&D”), legal settlements outside the ordinary course of business, the impact of currency fluctuations, amortization and other non-cash charges, amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on assets held for sale/impairment, net, (gain) loss on investments, net, and adjusts tax expense to cash taxes. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Financial Tables follow.

###

Valeant Pharmaceuticals International, Inc.

Condensed Consolidated Statement of Income

For the Three and Nine Months Ended September 30, 2012 and 2011

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2012	2011	2012	2011
Product sales	$856,892	$570,423	$2,363,226	$1,600,879
Alliance and royalty	12,248	22,471	148,348	146,873
Service and other(a)	15,000	7,690	48,759	27,245

Total revenues	884,140	600,584	2,560,333	1,774,997

Cost of goods sold (exclusive of amortization of intangible assets shown separately below)	219,670	162,568	646,395	501,767
Cost of services	10,582	3,078	36,640	9,683
Cost of alliances	—	—	68,820	30,735
Selling, general and administrative (“SG&A”)	188,660	134,801	551,386	423,964
Research and development	19,170	17,476	58,887	48,910
Contingent consideration fair value adjustments	5,630	6,904	23,198	9,042
Acquired in-process research and development	145,300	—	149,868	4,000
Legal settlements	—	—	56,779	2,400
Restructuring, acquisition-related and other costs	47,477	25,372	161,190	73,913
Amortization of intangible assets	218,187	138,027	629,400	365,016

	854,676	488,226	2,382,563	1,469,430

Operating income	29,464	112,358	177,770	305,567
Interest expense, net	(114,886)	(86,452)	(315,382)	(236,387)
Loss on extinguishment of debt	(2,322)	(10,315)	(2,455)	(33,325)
Gain (loss) on investments, net	—	(140)	2,024	22,787
Other income, net including translation and exchange	(1,603)	(3,590)	18,458	64

Income (loss) before (recovery) provision for income taxes	(89,347)	11,861	(119,585)	58,706
Recovery of income taxes	(96,992)	(29,001)	(92,702)	(44,998)

Net income (loss)	$7,645	$40,862	$(26,883)	$103,704

Earnings per share:
Basic:
Net income (loss)	$0.03	$0.13	$(0.09)	$0.34

Shares used in per share computation	304,075	302,702	305,550	303,285

Diluted:
Net income (loss)	$0.02	$0.13	$(0.09)	$0.32

Shares used in per share computation	311,743	322,783	305,550	329,010

(a)	Service and Other revenue includes contract manufacturing revenue of $10.3 million and $30.1 million for the three and nine months ended September 30, 2012, respectively.

Valeant Pharmaceuticals International, Inc.

Reconciliation of GAAP EPS to Cash EPS

For the Three and Nine Months Ended September 30, 2012 and 2011

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2012	2011	2012	2011
Net income (loss)	$7,645	$40,862	$(26,883)	$103,704
Non-GAAP adjustments (a):
Inventory step-up (b)	6,009	2,768	49,401	48,939
Alliance product assets & pp&e step-up/down (c)	(264)	138	50,770	19,478
Stock-based compensation step-up (d)	9,061	11,149	24,624	50,556
Contingent consideration fair value adjustment (e)	5,630	6,904	23,198	9,042
Acquired in-process research and development (IPR&D) (f)	145,300	—	149,868	4,000
Legal settlements (g)	—	—	56,779	2,400
Restructuring, acquisition-related and other costs (h)	47,477	25,372	161,190	73,913
Amortization and other non-gaap charges (i)	232,560	140,321	653,554	371,897

	445,773	186,652	1,169,384	580,225
Amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest (j)	8,859	12,686	14,214	19,034
Loss on extinguishment of debt	2,322	10,315	2,455	33,325
(Gain) loss on assets held for sale/impairment, net (k)	—	—	1,002	—
(Gain) loss on investments, net	—	—	—	(1,769)
Tax (l)	(107,093)	(38,601)	(127,802)	(77,098)

Total adjustments	349,861	171,052	1,059,253	553,717
Adjusted income	$357,506	$211,914	$1,032,370	$657,421

GAAP earnings per share—diluted	$0.02	$0.13	$(0.09)	$0.32

Cash earnings per share—diluted	$1.15	$0.66	$3.29	$2.00

Cash earnings per share excluding one-time items—diluted	$1.15	$0.66	$2.93	$1.76

Shares used in diluted per share calculation—Cash earnings per share	311,743	322,783	313,584	329,010

(a)	See footnote (a) to Table 2a.
(b)	See footnote (b) to Table 2a and Table 2b.
(c)	See footnote (c) to Table 2a and footnotes (c) (e) to Table 2b.
(d)	See footnote (e) to Table 2a and footnote (f) to Table 2b.
(e)	See footnote (f) to Table 2a and footnote (h) to Table 2b.
(f)	See footnote (g) to Table 2a and footnote (i) to Table 2b.
(g)	See footnote (j) to Table 2b.
(h)	See footnotes (h) (i) to Table 2a and footnotes (k) (l) to Table 2b.
(i)	See footnote (d) to Table 2a and Table 2b.
(j)	See footnote (j) to Table 2a and footnote (m) to Table 2b.
(k)	See footnote (g) Table 2b.
(l)	See footnote (k) to Table 2a and footnote (n) Table 2b.

Valeant Pharmaceuticals International, Inc.

Reconciliation of GAAP EPS to Cash EPS

For the Three Months Ended September 30, 2012 and 2011

	Non-GAAP Adjustments(a) for
	Three Months Ended September 30,
(In thousands, except per share data)	2012		2011
Product sales	$—		$—
Alliance and royalty	—		268
Service and other	—		—

Total revenues	—		268

Cost of goods sold (exclusive of amortization of intangible assets shown separately below)	(20,030	)(b)(c)(d)	(5,031	)(b)(c)
Cost of services	—		—
Cost of alliances	—		—
Selling, general and administrative (“SG&A”)	(9,149	)(c)(e)	(11,050	)(c)(e)
Research and development	—		—
Contingent consideration fair value adjustments	(5,630	)(f)	(6,904	)(f)
Acquired in-process research and development	(145,300	)(g)	—
Legal settlements	—		—
Restructuring, acquisition-related and other costs	(47,477	)(h)	(25,372	)(i)
Amortization of intangible assets	(218,187)		(138,027)

	(445,773)		(186,384)

Operating income	445,773		186,652
Interest expense, net	8,859	(j)	12,686	(j)
(Gain) loss on extinguishment of debt	2,322		10,315
Gain (loss) on investments, net	—		—
Other income (expense), net including translation and exchange	—		—

Income before (recovery of) provision for income taxes	456,954		209,653
Provision for income taxes	107,093	(k)	38,601	(k)

Total Adjustments to Net income	$349,861		$171,052

Earnings per share:
Diluted:
Total Adjustments to Net income	$1.12		$0.53

Shares used in per share computation	311,743		322,783

(a)	To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & pp&e step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, acquisition-related and other costs, acquired in-process research and development ("IPR&D"), legal settlements outside the ordinary course of business, the impact of currency fluctuations, amortization and other non-cash charges, amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on assets held for sale/impairment, net, (gain) loss on investments, net, and adjusts tax expense to cash taxes.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

(b)	ASC 805, accounting for business combinations requires an inventory fair value step-up whose total impact for the three months ended September 30, 2012 is $6.0 million primarily relating to the acquisitions of Afexa on October 17, 2011, Pedinol Pharmacal, Inc. on April 11, 2012 and BC Pharma B.V. on July 1, 2012. For the three months ended September 30, 2011 the impact of inventory fair value step-up is $2.8 million primarily relating to the acquisition of Sanitas on August 19, 2011.
(c)	PP&E step-up/down represents the step-up/down to fair market value from Legacy Valeant's original cost resulting from the merger of Legacy Valeant into Legacy Biovail and subsequent acquisitions.
(d)	Costs associated with integration related tech transfers, $14.4 million.
(e)	For the three months ended September 30, 2012 SG&A primarily includes $9.1 million of Stock-based compensation which reflects the amortization of the fair value step-up increment resulting from the merger of Legacy Valeant into Legacy Biovail and the acceleration of certain equity instruments. For the three months ended September 30, 2011 SG&A primarily includes $11.1 million of Stock-based compensation which reflects the amortization of the fair value step-up increment resulting from the merger of Legacy Valeant into Legacy Biovail.
(f)	Net expenses from the changes in fair value of contingent consideration for the three months ended September 30, 2012 and 2011 of $5.6 million and $6.9 million, respectively.
(g)	Total Acquired IPR&D for the three months ended September 30, 2012 of $145.3 million is the write-off of the IPR&D asset related to the IDP-107 dermatology program, $133.4 million, and a $12.0 million payment to terminate a research and development commitment with a third party.
(h)	Restructuring, acquisition-related and other costs of $47.5 million represent costs related to the acquisitions of Sanitas, Dermik, iNova, Probiotica, OraPharma, University Medical, and Swiss Herbal as well as other internal restructuring and integration initiatives. These include $4.6 million related to acquisition costs, $14.4 million related to employee severance costs, $18.5 million related to integration consulting, duplicative labor, and transition services, $3.8 million related to facility closure costs, and $6.2 million related to other.
(i)	Restructuring, acquisition-related and other costs of $25.4 million represent costs related to the merger of Legacy Valeant into Legacy Biovail and include $0.9 million related to facility closure costs, $8.9 million related to contract cancellation fees, consulting, legal and other costs, $5.0 million related to severance, $9.5 million related to acquisition costs, and $1.1 million related to manufacturing integration.
(j)	Non cash interest expense associated with amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest totals for the nine months ended September 30, 2012 and September 30, 2011 are $8.9 million and $12.7 million, respectively.
(k)	Total tax effect of non-GAAP pre-tax adjustments, resolution of uncertain tax positions and change in valuation allowance associated with deferred tax asset.

Valeant Pharmaceuticals International, Inc.

Reconciliation of GAAP EPS to Cash EPS

For the Nine Months Ended September 30, 2012 and 2011

	Nine Months Ended September 30,
(In thousands, except per share data)	2012		2011
Product sales	$—		$—
Alliance and royalty	—		804
Service and other	—		—

Total revenues	—		804

Cost of goods sold (exclusive of amortization of intangible assets shown separately below)	(70,435	)(b)(c)(d)	(55,892	)(b)(c)
Cost of services	—		—
Cost of alliances	(50,958	) (e)	(18,835	)(e)
Selling, general and administrative (“SG&A”)	(28,558	)(c)(f)(g)	(50,323	)(c)(f)
Research and development	—		—
Contingent consideration fair value adjustments	(23,198	)(h)	(9,042	)(h)
Acquired in-process research and development	(149,868	)(i)	(4,000	)(i)
Legal settlements	(56,779	)(j)	(2,400)
Restructuring, acquisition-related and other costs	(161,190	)(k)	(73,913	)(l)
Amortization of intangible assets	(629,400)		(365,016)

	(1,170,386)		(579,421)

Operating income	1,170,386		580,225
Interest expense, net	14,214	(m)	19,034	(m)
(Gain) loss on extinguishment of debt	2,455		33,325
Gain (loss) on investments, net	—		(1,769)
Other income (expense), net including translation and exchange	—		—

Income before (recovery of) provision for income taxes	1,187,055		630,815
Provision for income taxes	127,802	(n)	77,098	(n)

Total Adjustments to Net income	$1,059,253		$553,717

Earnings per share:
Diluted:
Total Adjustments to Net income	$3.38		$1.68

Shares used in per share computation	313,584		329,010

(a)	See footnote (a) to Table 2a.
(b)	ASC 805, accounting for business combinations requires an inventory fair value step-up whose total impact for the nine months ended September 30, 2012 is $49.4 million primarily relating to the acquisitions of iNova on December 21, 2011, Ortho Dermatologics on December 12, 2011, Dermik on December 16, 2011, Afexa on October 17, 2011, and Pedinol Pharmacal, Inc. on April 11, 2012. For the nine months ended September 30, 2011 the impact of inventory fair value step-up is $48.9 million primarily relating to the merger of Legacy Valeant into Legacy Biovail and the acquisition of PharmaSwiss SA on March 10, 2011.
(c)	PP&E step-up/down represents the step-up/down to fair market value from Legacy Valeant's original cost resulting from the merger of Legacy Valeant into Legacy Biovail and subsequent acquisitions.
(d)	Costs associated with integration related tech transfers, $18.9 million.
(e)	Cost of Alliances represents the divestiture of 5FU and IDP-111 resulting from the acquisition of Dermik, $50.9 million for the nine months ended September 30, 2012 and the divestiture of Cloderm resulting from the Legacy Valeant into Legacy Biovail merger, $18.8 million for the nine months ended September 30, 2011.
(f)	For the nine months ended September 30, 2012 SG&A primarily includes $26.8 million of Stock-based compensation which reflects the amortization of the fair value step-up increment resulting from the merger of Legacy Valeant into Legacy Biovail, acceleration of certain equity instruments and the expense associated with certain award modifications. For the nine months ended September 30, 2011 SG&A primarily includes $50.0 million of Stock-based compensation which reflects the amortization of the fair value step-up increment resulting from the merger of Legacy Valeant into Legacy Biovail.
(g)	SG&A includes loss on assets held for sale/impairment.
(h)	Net expenses from the changes in fair value of contingent consideration for the nine months ended September 30, 2012 and 2011 of $23.2 million and $9.0 million, respectively.
(i)

Total Acquired IPR&D for the nine months ended September 30, 2012 of $149.9 million is primarily the write-off of the IPR&D asset related to the IDP-107 dermatology program, $133.4 million, a $12.0 million payment to terminate a research and development commitment with a third party, and $4.3 million related to the termination of the MC5 program acquired from Ortho Dermatologics. Total Acquired IPR&D for the nine months ended September 30, 2011 of $4.0 million relates to the acquisition of the Canadian rights to Lodalis TM.

(j)

For the nine months ended September 30, 2012 Legal settlement costs of $56.8 million primarily relate to the litigation settlement and associated legal fees with respect to a class action antitrust complaint regarding Wellbutrin XL ®.

(k)	Restructuring, acquisition-related and other costs of $161.2 million represent costs related to the acquisitions of Sanitas, Afexa, Ortho Dermatologics, Dermik, iNova, Probiotica, Eyetech, OraPharma, University Medical, Gerot Lannach, Atlantis, Swiss Herbal, and Pedinol as well as other internal restructuring and integration initiatives. These include $26.0 million related to acquisition costs, $46.4 million related to employee severance costs, $46.6 million related to integration consulting, duplicative labor, and transition services, $27.5 million related to facility closure costs, $10.7 million related to other, and $4.0 million related to non-personnel manufacturing integration costs.
(l)	Restructuring, acquisition-related and other costs of $73.9 million represent costs related to the merger of Legacy Valeant into Legacy Biovail and the acquisitions of PharmaSwiss SA and Sanitas. These costs include $18.0 million related to facility closure costs, $24.3 million related to contract cancellation fees, consulting, legal and other costs, $14.3 million related to severance, $12.9 million related to acquisition costs, and $4.4 million related to manufacturing integration.
(m)	Non cash interest expense associated with amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest totals for the nine months ended September 30, 2012 and September 30, 2011 are $14.2 million and $19.0 million, respectively.
(n)	Total tax effect of non-GAAP pre-tax adjustments, resolution of uncertain tax positions and change in valuation allowance associated with deferred tax asset.

Valeant Pharmaceuticals International, Inc.

Statement of Revenue—by Segment

For the Three and Nine Months Ended September 30, 2012 and 2011

(In thousands)

	Three Months Ended September 30,
Revenue(a)(b)	2012 GAAP	2011 GAAP	% Change	2012 currency impact	2012 excluding currency impact non-GAAP	% Change
U.S. Dermatology	$312,449	$133,649	134%	$—	$312,449	134%
U.S. Neurology & Other	180,909	180,281	0%	—	180,909	0%
Canada/Australia	141,072	84,644	67%	1,911	142,983	69%
Emerging Markets	249,709	202,010	24%	29,820	279,529	38%

Total Revenue	$884,140	$600,584	47%	$31,731	$915,870	52%

	Nine Months Ended September 30,
Revenue(a)(b)	2012 GAAP	2011 GAAP	% Change	2012 currency impact	2012 excluding currency impact non-GAAP	% Change
U.S. Dermatology	$822,714	$399,833	106%	$—	$822,714	106%
U.S. Neurology & Other	591,582	620,759	-5%	—	591,582	-5%
Canada/Australia	402,001	238,888	68%	6,779	408,780	71%
Emerging Markets	744,035	515,517	44%	92,136	836,171	62%

Total Revenue	$2,560,333	$1,774,997	44%	$98,915	$2,659,247	50%

(a)	Note: Currency effect for constant currency sales is determined by comparing 2012 reported amounts adjusted to exclude currency impact, calculated using 2011 monthly average exchange rates, to the actual 2011 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by Valeant may not be comparable to similar measures reported by other companies.
(b)	See footnote (a) to Table 2a.

Valeant Pharmaceuticals International, Inc.

Reconciliation of GAAP Cost of Goods Sold to Non-GAAP Cost of Goods Sold—by Segment

For the Three and Nine Months Ended September 30, 2012 and 2011

(In thousands)

4.1 Cost of goods sold (a)	Three Months Ended September 30,
	2012 as reported GAAP	% of product sales	2012 fair value step-up adjustment to inventory and Other non- GAAP (b)	2012 excluding fair value step-up adjustment to inventory and Other non-GAAP	% of product sales
U.S. Dermatology	$28,802	9%	$4,594	$24,208	8%
U.S. Neurology & Other	33,680	19%	355	33,325	19%
Canada/Australia(d)	42,197	33%	4,427	37,770	29%
Emerging Markets	114,991	46%	10,654	104,337	42%
Corporate/other	—		—	—

	$219,670	26%	$20,030	$199,640	23%

	Nine Months Ended September 30,
	2012 as reported GAAP	% of product sales	2012 fair value step-up adjustment to inventory and Other non- GAAP (c)	2012 excluding fair value step-up adjustment to inventory and Other non-GAAP	% of product sales
U.S. Dermatology	$88,734	12%	$18,165	$70,569	10%
U.S. Neurology & Other	102,160	19%	5,920	96,240	18%
Canada/Australia(d)	129,377	35%	33,656	95,721	26%
Emerging Markets	326,138	44%	12,694	313,444	42%
Corporate/other	—		—	—

	$646,395	27%	$70,435	$575,974	24%

(a)	See footnote (a) to Table 2a.
(b)	U.S. Dermatology includes $1.9 million of fair value step-up adjustment to inventory and $2.7 million of integration related tech transfer costs, U.S. Neurology and Other includes $0.4 million of integration related tech transfer costs. Canada/Australia includes $2.8 million of fair value step up adjustment to inventory, -$0.6 million PP&E step-down and $2.2M of integration related tech transfer costs and other. Emerging Markets includes $1.3 million of fair value step up adjustment to inventory, $9.1M of integration related tech transfer costs and $0.3 million of PP&E step up.
(c)	U.S. Dermatology includes $14.8 million of fair value step-up adjustment to inventory and $3.4 million of integration related tech transfer costs, U.S. Neurology and Other includes $3.2 million of integration related tech transfer costs and $2.6 million of amortization. Canada/Australia includes $32.5 million of fair value step up adjustment to inventory, -$1.2 million PP&E step-down and $2.4M of integration related tech transfer costs and other. Emerging Markets includes $2.1 million of fair value step up adjustment to inventory, $9.8M of integration related tech transfer costs and $0.8 million of PP&E step up.
(d)	Cost of Goods Sold excludes contract manufacturing costs currently reported in Cost of Services.

Valeant Pharmaceuticals International, Inc.

Consolidated Balance Sheet and Other Data

(In thousands)

5.1	Cash	As of September 30, 2012	As of December 31, 2011
	Cash and cash equivalents	$257,730	$164,111
	Marketable securities	—	6,338

	Total cash and marketable securities	$257,730	$170,449

	Debt
	New Revolving Credit Facility	$25,000	$220,000
	Term loan A Facility	2,108,964	2,185,520
	New Term Loan B Facility	1,265,854	—
	Senior notes	4,230,428	4,228,480
	Convertible notes	—	17,011
	Other	—	—

		7,630,246	6,651,011
	Less: Current portion	(207,688)	(111,250)

		$7,422,558	$6,539,761

5.2	Summary of Cash Flow Statement	Three Months Ended September 30,
		2012	2011
	Cash flow provided by (used in):
	Net cash provided by (used in) operating activities (GAAP)	$166,824	$173,707
	Restructuring and acquisition-related costs (c)	47,477	25,372
	Payment of accrued legal settlements	37,739	—
	Payment of Accreted Interest on Convertible Debt	—	3,362
	Tax Benefit from Stock Options Exercised (a)	2,367	2,042
	Working Capital change related to Business Development Activities	—	—
	Non-Cash adjustments to Income Taxes Payable	—	—
	Changes in working capital related to restructuring and acquisition-related costs(c)	(13,251)	3,918

	Adjusted cash flow from operations (Non-GAAP) (b)	$241,156	$208,401

	Proceeds from sale of intangible assets	—	—

	Adjusted cash flow from operations (Non-GAAP) (b)	$241,156	$208,401

(a)	Includes stock option tax benefit which will reduce taxes in future periods.
(b)	See footnote (a) to Table 2a.
(c)	Total Restructuring and Acquisition-related costs cash payments of $34,226 are broken down as follows:

Project Type	Amount Paid
iNova	5,736
Intellectual Property Migration	5,390
Dermik	4,560
Other (Probiotica, University Medical, Swiss Herbal)	3,475
Europe (PharmaSwiss, Sanitas, Gernot Lannach)	2,621
Manufacturing Integration (Various Deals)	2,266
Atlantis	1,849
OraPharma	1,798
Ortho	1,784
Pedinol	1,722
US Restructuring	1,553
Afexa	801
Eyetech	669

Total	$34,226

Expense Type	Amount Paid
Integration related consulting, duplicative labor, and transition services	15,269
Severance Payments	11,614
Acquisition Related Costs Paid to 3rd Parties	3,712
Travel/Other	2,362
Facility Closure Costs	679
Other Manufacturing integration	591

Total	$34,226

Valeant Pharmaceuticals International, Inc.

Organic Growth—by Segment

For the Three Months Ended September 30th, 2012

(In thousands)

	For the Three Months Ended September 30th, 2012
										Organic growth
							(a)	(b)		(b)	(b)
	(1) QTD 2012	(2) Acq impact	(3) QTD Same store	(4) QTD 2011	(5) Pro Forma Adj	(6) Pro Forma 2011	(7) Currency impact Same store	(8) Currency impact Acq	(9) Divestitures / Discontinuations	Pro Forma (1)+(7)+(8)+(9) / (6)	Same store (3)+(7) /(4)-(9)
U.S. Dermatology	305.8	128.1	177.6	112.7	116.2	228.8	—	—	3.1	35%	62%
U.S. Neurology & Other(c)	174.5	0.5	174.0	175.5	0.5	176.0	—	—	0.3	-1%	-1%
Canada/Australia(d)	131.3	53.8	77.4	84.2	56.6	140.8	1.2	0.5	0.4	-5%	-6%
Emerging Markets—Central/Eastern Europe	144.0	23.9	120.1	131.1	30.3	161.4	13.4	3.8	5.9	3%	7%
Emerging Markets—Latin America	80.6	18.5	62.1	68.0	15.0	83.0	6.8	4.0	5.4	17%	10%
Emerging Markets—Southeast Asia/Africa(e)	23.7	23.6	0.1	—	21.9	21.9	0.0	1.7	—	16%

Emerging Markets	248.3	66.0	182.2	199.0	67.1	266.2	20.3	9.4	11.3	9%	8%

Total product sales	859.8	248.5	611.3	571.4	240.3	811.8	21.4	9.9	15.0	12%	14%

Less: Neuro	174.5	0.5	174.0	175.5	0.5	176.0	—	—	0.3
Total product sales less Neuro	685.3	248.0	437.3	395.9	239.9	635.8	21.4	9.9	14.7	15%	20%

(a)	Note: Currency effect for constant currency sales is determined by comparing 2012 reported amounts adjusted to exclude currency impact, calculated using 2011 monthly average exchange rates, to the actual 2011 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by Valeant may not be comparable to similar measures reported by other companies.
(b)	See footnote (a) to Table 2a.
(c)	Includes Valeant's attributable portion of revenue from joint ventures (JV)— $0.9 million Q3'12. QTD 2012 includes a $16.5 million reduction in Revenues of Cardizem CD, Ultram ER, Diastat and Wellbutrin XL versus prior year. Excluding these products, organic growth is 9% on a same store basis.
(d)	Includes Valeant's attributable portion of revenue from joint ventures (JV)— $1.1 million Q3'11 and $2 million Q3'12. QTD 2012 includes a $13.4 million reduction in Cesamet sales versus prior year. Excluding Cesamet sales, organic growth is 12% on a same store basis.
(e)	QTD 2012 excludes $0.3 million that has been reclassed to Australia in order to align current quarter with historical reporting of same store export sales.